Exhibit 99.2

AMIH Board of Directors Appoints Peter “Casey” Jensen as Independent

Director and Chairperson of the Newly Established Audit Committee.

Plano, Texas – October 21, 2021 – American International Holdings Corp. (OTCQB: AMIH), (“AMIH” or the “Company”), a diversified holding company that develops, acquires and operates technology-based health and wellness companies, today announced that Jacob Cohen, the Company’s sole director, of American International Holdings Corp. has appointed Peter “Casey” Jensen to fill one of the vacancies on the Board of Directors, as an independent director. Mr. Jensen was also appointed as the sole member of the newly established Audit Committee and will serve as the Chairperson of the Audit Committee. The Board of Directors determined that Mr. Jensen is “independent” pursuant to the rules of the NASDAQ Capital Market.

“I am very excited to announce the appointment of Casey Jensen as an independent member of the board of directors of AMIH”, comments Jacob Cohen, the Company’s President and CEO. “We firmly believe that Mr. Jensen is well qualified to serve on the Board of Directors, and as the sole member and Chairperson of the Company’s Audit Committee, because of his strong background in finance and securities, and consistent success in several different roles and industries. I personally look forward to working with Mr. Jensen and believe him to be a valuable asset to the Company as we continue to grow and add value to the Company”, further comments Mr. Cohen.

Biography of Peter Casey Jensen

Since September 2019, Mr. Jensen has served as Managing Partner at PHX Global, LLC providing executive management and international business advisory services. Mr. Jensen worked as a registered investment adviser from December 2018 through October 2019, at Madison Avenue Securities, LLC/EFC Wealth Management. In February 2013, Mr. Jensen co-founded JPM Capital, a boutique Investment Bank and Strategic Advisory firm, where he worked until July 2018, and where he assisted in successfully closing over 160 investments in public companies. While serving as Managing Partner at JPM, Mr. Jensen invested in healthcare start-ups, and he was able to manage investments from seed stage to profitability. From February 2013 through December 2016, Mr. Jensen served as a partner and investment advisor at Anubis Capital Advisors, Inc.

From 2000 to 2010, Mr. Jensen worked in investor education and owned a stock brokerage where he managed approximately $100 million in assets for high net worth and institutional investors. Also, during this period, Mr. Jensen formed Trindax Capital, LLC, an investment firm focused on commodities and commercial real estate, where he served as CEO. In 2010, Mr. Jensen combined his experience in commercial finance and investments, and entered private equity. Mr. Jensen became a Managing Director Heartland Capital Markets, where he co-managed a variety of private equity investments in both seed and growth stage companies from February 2010 to January 2013. In addition to being a former Registered Investment Adviser, Mr. Jensen has passed Series 3, 7, 24, 63 and 65 FINRA examinations.

Please see the Company’s Current Report on Form 8-K being filed with the SEC today, for complete details on the appointment and to view a complete copy of the Audit Committee Charter.

About American International Holdings Corp.

American International Holdings Corp. (OTCQB: AMIH) is an investor, developer and asset manager of diversified, synergistic health and wellness businesses. Today, the AMIH portfolio encompasses telemedicine and other virtual health platforms, affordable subscriber-based primary care and concierge medicine plans, preventative care solutions and wellness related assets such as mental & behavioral health services, as well as its own proprietary life coaching platform. AMIH markets its various services through direct-to-consumer and business-to-business distribution channels. AMIH’s focus is on bringing to market technologies and solutions that advance the quality of life for the global community.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, operations, expansion, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the Company, and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. These risk factors and others are included from time to time in filings made by the Company with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investors Relations Contact

Frank Benedetto

(619) 915-9422